Exhibit (99.1)

EASTMAN KODAK COMPANY

Media Contact:
Christopher Veronda, Kodak, +1 585-724-2622, christopher.veronda@kodak.com

Kodak Board Elects Laura Quatela as President

Quatela to Serve Alongside Philip Faraci

ROCHESTER, N.Y., Dec. 22 – Eastman Kodak Company (NYSE:EK) announced that its board of directors has elected Laura Quatela as President, effective January 1, 2012.

Quatela, 54, who is currently the company’s General Counsel, will serve alongside Philip Faraci, who continues as President, a position he has held since September 2007. Both report to Kodak Chairman and Chief Executive Officer Antonio M. Perez.

“Laura’s election reflects her increasing role in the company, including the strategic importance of the intellectual property business,” Perez said.

Additionally, Patrick Sheller, the company’s Deputy General Counsel, Corporate Secretary and Chief Compliance Officer, will succeed Quatela as General Counsel. As General Counsel, he will report to Perez and will continue to serve as Secretary to the board of directors.
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